Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B     GST Reg No: M90367663E     Tel: (65) 6227 5428

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 17, 2024, relating to the consolidated financial statements of Dogness (International) Corporation, appearing in its Annual Report on Form 20-F for the year ended June 30, 2024.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

Audit Alliance LLP

Singapore

September 23, 2025